UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2005

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
                    Officers

b) On September 22, 2005, Gerber Scientific, Inc. (the "Company") announced certain changes in its financial management structure. As part of these changes, Anthony L. Mattacchione, Vice President and former Corporate Controller, assumed new responsibilities within the Company and, effective September 21, 2005, no longer serves as Gerber Scientific's principal accounting officer.

c) On September 22, 2005, the Company issued a press release announcing the appointment of John J. Krawczynski to the position of Vice President, Corporate Controller and Principal Accounting Officer of Gerber Scientific, Inc., beginning on September 21, 2005. A copy of the Company's press release announcing Mr. Krawczynski's appointment is attached as Exhibit 99.1 and hereby incorporated by reference.

Mr. Krawczynski, age 34, began his service as Vice President, Corporate Controller of Gerber Scientific on September 6, 2005. Before he joined Gerber Scientific, Mr. Krawczynski was employed with Lydall, Inc., a publicly held, diversified manufacturing and distribution company, having served as Assistant Controller from November 2001 through April 2004 and as Controller and Principal Accounting Officer from May 2004 through his commencement of service with Gerber Scientific. Before his service with Lydall, Mr. Krawczynski spent eight years with PricewaterhouseCoopers LLP in the Hartford, Connecticut office in a variety of positions, advancing in July 2001 to the position of Senior Manager in the Audit and Business Advisory Services Group.

Mr. Krawczynski does not have an employment agreement with Gerber Scientific. He will receive a base salary payable at an annual rate of $170,000 and will be eligible to participate in Gerber Scientific's 2005-2006 Executive Annual Incentive Bonus Plan at a bonus target rate of 30 percent of his annual base salary. Upon commencement of his employment, Mr. Krawczynski was granted options to purchase 5,000 shares of the Company's common stock at a price equal to the fair market value of the stock on the date of grant. The options will vest in three equal annual installments beginning one year from the date of grant. Mr. Krawczynski also received a bonus of $10,000 upon commencement of his employment and will be entitled to receive a guaranteed minimum bonus payment of $10,000 for fiscal year 2006. Mr. Krawczynski will participate in Gerber Scientific's other compensation and benefits programs that are available generally to Gerber Scientific corporate vice presidents, including Gerber Scientific's severance policy. Under this policy, if Mr. Krawczynski's employment is terminated without "cause," as defined in the policy, he will be entitled to receive his base salary and specified health insurance coverage for 8 months after the termination date and a pro rata portion of the bonus he would have received under the foregoing bonus plan if he had continued to be employed through the end of the fiscal year.

Item 9.01 Financial Statements and Exhibits

                         c)  Exhibits

                            The following is being furnished as an Exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	Press release dated September 22, 2005, issued by Gerber Scientific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	September 27, 2005	By:	/s/ JAY ZAGER
Jay Zager Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as Principal Financial Officer)